UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 15, 2017

CABOT OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(b)    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On August 15, 2017, the Company appointed Ms. Amanda M. Brock and Mr. Marcus A. Watts to the Board of Directors, effective immediately.  Both Ms. Brock and Mr. Watts are expected to stand for re-election at the annual stockholder meeting in 2018.

Ms. Brock is Chief Executive Officer of Water Standard, a water treatment company focused on water-based enhanced oil recovery, recycling and reuse of water and produced water treatment.  Mr. Watts is President of The Friedkin Group, which oversees various business interests that are principally automotive-related, after a career spanning over 26 years as a corporate and securities attorney with the international law firm of Locke Lord, LLP.

There are no arrangements or understandings between Ms. Brock or Mr. Watts and any other person pursuant to which she or he was selected as a director.  The Company is not aware of any transaction in which Ms. Brock or Mr. Watts has an interest requiring disclosure under Item 404(a) of Regulation S-K. The committees on which Ms. Brock and Mr. Watts will serve have not yet been determined.

Each of Ms. Brock and Mr. Watts will be compensated for service on the Board of Directors under the Company’s standard arrangement for non-employee directors described in its proxy statement for the 2017 annual meeting of stockholders and each will receive a pro-rated award of restricted stock units for their service in 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

	By:	/s/ Deidre L. Shearer
Deidre L. Shearer
Vice President and Corporate Secretary

Date: August 16, 2017